Exhibit 99.1

Ocean Power Technologies Announces Participation in NATO Digital Ocean Industry Symposium

MONROE TOWNSHIP, NJ, April 16, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that Chief Commercial Officer, Matt Burdyny, will be presenting at the NATO Digital Ocean Industry Symposium on April 17th, at NATO Headquarters in Brussels, Belgium.

The NATO Digital Ocean Industry Symposium is a landmark initiative aimed at enhancing Maritime Situational Awareness (MSA) from Seabed to Space. The symposium will focus on the exploitation of Emerging and Disruptive Technologies, bringing together key NATO stakeholders and industry leaders to forge a unified vision and operational strategy.

Mr. Burdyny’s presentation, titled “Leveraging Unmanned Technology and the Value of Persistent Remote Surveillance in the Maritime Fight,” will highlight how OPT’s’ cutting-edge solutions can significantly contribute to the Digital Ocean’s objectives. By showcasing OPT’s advanced unmanned technologies and remote surveillance systems, based on its Merrows suite of solutions, the presentation will address how these innovations could provide crucial capabilities in supporting persistent, agile, and adaptive maritime operations.

“OPT is excited to participate in such a prestigious event and to present our buoy, vehicle, and monitoring technologies that align with NATO’s vision of enhancing Maritime Domain Awareness through advanced, integrated systems from Seabed to Space,” said Matt Burdyny. “Our commitment to developing efficient, persistent, and effective solutions is key to supporting the critical missions of global maritime security.”

During the symposium, industry partners, including OPT, will engage with NATO representatives to explore how emerging technologies such as AI/ML applications, big data exploitation, and advanced sensor systems can be integrated to address key operational challenges faced in maritime environments.

Ocean Power Technologies is dedicated to pioneering the future of ocean energy and its applications across global markets, including defense, oil and gas, and ocean observing. Our participation in the NATO Digital Ocean Industry Symposium underscores our commitment to supporting global maritime security efforts through technological innovation.

For more information about Ocean Power Technologies and its Maritime Domain Awareness Solution, visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the success of the Merrows initiative. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com